Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Scott Gallagher, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the quarterly report on Form 10-Q of MetaWorks Platforms, Inc. for the period ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MetaWorks Platforms, Inc.

November ______, 2023

/s/ Scott Gallagher
Scott Gallagher
President
(Principal Executive Officer)